STINSON
MORRISON
HECKER LLP                                                 www.stinsonmoheck.com


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May 19, 2005


UMB Financial Corporation
1010 Grand Avenue
Kansas City, Missouri  64106

      Re: UMB Financial Corporation Registration Statement on Form S-8 for the UMB Financial Corporation Long-Term Incentive
           Compensation Plan

Dear Ladies and Gentlemen:

      We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 600,000 shares of common stock, par value $1.00 per share, and associated preferred stock purchase rights (the "Common Stock"), of the Company for issuance pursuant to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the "Plan").

      This opinion is  being furnished  in accordance  with  the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement (the "Registration Statement") on Form S-8 as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 18, 2005,
(ii) the Plan; (iii) the Articles of Incorporation of the Company, as currently in effect, (iv) the Bylaws of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the shares of Common Stock contemplated by the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which we



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UMB Financial Corporation
May 19, 2005
Page 2


have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and the disclosures made by the Company in the Registration Statement.

      Members of our firm are admitted to the bar in the State of Missouri and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Missouri, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

      Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock by the Company, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

      This opinion is given to you solely for use in connection with the Registration Statement and the issuance of Common Stock under the Plan and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan, the Common Stock or the Registration Statement.


                           Very truly yours,




                           /s/ Stinson Morrison Hecker LLP
                           ------------------------------------
                           STINSON MORRISON HECKER LLP